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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on the Post-Effective Amendment No. 1 to Form S-3 (#333-59579),
Form S-3 (#333-59579) and Form S-8 (#333-71557) of Medjet Inc. (a Development Stage Company) of our report dated January 28, 1999 except for the "COMMITMENTS AND CONTINGENCIES" and "EMPLOYMENT AGREEMENTS" notes to the financial statements which are dated March 19, 1999, which appears in the annual report on Form 10-KSB for the years ended December 31, 1998.

                                         ROSENBERG RICH BAKER BERMAN & COMPANY


Bridgewater, New Jersey
April 13, 1999